                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                   FORM 8-K/A
                                AMENDMENT NO. 3
                             -----------------------
                             Current Report Pursuant
                          to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): September 25, 1996
                                                  ------------------
(October 17, 1995)
- ------------------





                              COMFORCE Corporation
             (Exact name of registrant as specified in its charter)




                                    Delaware
                  --------------------------------------------
                  State or Other Jurisdiction of Incorporation




         1-6081                                           36-23262248
 ----------------------                                -----------------
 Commission File Number                                 I.R.S. Employer
                               Identification No.





 2001 Marcus Avenue, Lake Success, NY                        11042
 --------------------------------------                    --------
 Address of principal executive offices                    Zip Code

 Registrant's telephone number, including area code:   (516) 352-3200



                                 Not Applicable
- --------------------------------------------------------------------------------
Former name, former address and former fiscal year, if changed since last report

Item  7.          Financial Statements

                  On September 11, 1995, COMFORCE Corporation (formerly known as the Lori Corporation) ("COMFORCE" or the "Registrant"), signed a stock purchase agreement to participate in the acquisition of one hundred percent of the capital stock of COMFORCE Global, Inc., formerly Spectrum Global Services, Inc. d/b/a YIELD Global, a wholly owned subsidiary of Spectrum Information Technologies, Inc.

                  On October 17, 1995, COMFORCE completed the acquisition of one hundred percent of the capital stock of COMFORCE Global, Inc. for consideration consisting of cash of approximately $6,000,000.

                  On December 28, 1995, the Registrant filed Amendment No.1 to its Form 8-K dated October 17, 1995 to file financial statements as required in accordance with Item 7(a)(4) of Form 8-K and to file related pro forma financial information as required in accordance with Item 7(b) of Form 8-K. On Feburary 6, 1996, the Registrant filed Amendment No. 2 to said Form 8-K to amend the financial statements and related pro forma financial information required pursuant to Items 7(a)(4) and 7(b) of Form 8-K. The Registrant hereby files this Amendment No. 3 to further amend the financial statements and the pro forma financial information required pursuant to Items 7(a)(4) and 7(b) of Form 8-K


                    (a) Financial Statements of Business Acquired

                        COMFORCE Global, Inc.(formerly Spectrum Global Services, Inc.) Financial Statements as of September 30, 1995 and December 31, 1994

                    (b) Pro Forma Financial Information

                        Pro forma Consolidated Balance Sheet as of September 30, 1995 (Unaudited).

                        Pro forma Consolidated Statements of Operations for the nine month period ended September 30, 1995 (Unaudited) and the year ended December 31, 1994 (Unaudited).

Item 7(a)               Financial Statements of Business Acquired





                              COMFORCE GLOBAL, INC.

                   (FORMERLY SPECTRUM GLOBAL SERVICES, INC.)

                              FINANCIAL STATEMENTS

                 AS OF SEPTEMBER 30, 1995 AND DECEMBER 31, 1994

Comforce Corporation
Index to Financial Statements



                                                                        Page(s)


Report of Independent Accountants                                          1

Financial Statements:

 Balance Sheets as of September 30, 1995 and December 31, 1994             2

 Statements of Operations and Retained Earnings
 (accumulated deficit) for the nine month period
 ended September 30, 1995 and the year ended December 31, 1994             3

 Statements of Cash Flows for the nine month period ended
 September 30, 1995 and the year ended December 31, 1994                   4

 Notes to Financial Statements                                            5-8

Report of Independent Accountants


To the Board of Directors of COMFORCE Global, Inc.:

We have audited the accompanying balance sheets of COMFORCE Global, Inc. (formerly Spectrum Global Services, Inc., the "Company") as of September 30, 1995 and December 31, 1994, and the related statements of operations and retained earnings (accumulated deficit) and cash flows for the nine month period ended September 30, 1995 and the year ended December 31, 1994. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of COMFORCE Global, Inc. as of September 30, 1995 and December 31, 1994, and the results of its operations and its cash flows for the nine month period ended September 30, 1995 and the year ended December 31, 1994, in conformity with generally accepted accounting principles.



                                             COOPERS & LYBRAND L.L.P.

Melville, New York
December 1, 1995.

COMFORCE Global, Inc.
Balance Sheets
as of September 30, 1995 and December 31, 1994

                                                 September 30,    December 31,
                ASSETS:                              1995             1994
                                                 ------------    ------------
Current assets:
  Cash and cash equivalents                      $  1,186,868    $    426,334
  Accounts receivable                               1,602,659       1,456,583
  Unbilled accounts receivable                        279,626         158,793
  Prepaid expenses and other assets                    23,173          32,664
                                                 ------------    ------------
          Total current assets                      3,092,326       2,074,374


Property and equipment, net                            93,708          55,877
Intangible assets                                   2,149,661       2,272,890
Other assets                                           14,491          25,477
                                                 ------------    ------------
          Total assets                           $  5,350,186    $  4,428,618
                                                 ============    ============



   LIABILITIES AND STOCKHOLDERS'EQUITY(DEFICIENCY):

Current liabilities (deficiency):
  Accounts payable                               $     42,792    $     27,714
  Accrued liabilities                                 423,580         229,703
  Income taxes payable                                                 24,453
  Accounts payable - parent                           978,855         178,106
  Accounts payable - affiliates                        30,980          30,086
                                                 ------------    ------------
          Total current liabilities                 1,476,207         490,062
                                                 ------------    ------------

Stockholders' equity (deficiency):
  Capital stock                                             1               1
  Additional paid-in capital                        3,919,999       3,919,999
  Retained earnings (accumulated deficit              (46,021)         18,556
                                                 ------------    ------------
          Total stockholders' equity                3,873,979       3,938,556
                                                 ------------    ------------
          Total liabilities and
            stockholders' equity (deficiency)    $  5,350,186    $  4,428,618
                                                 ============    ============


The accompanying notes are an integral part of the financial statements.

COMFORCE Global, Inc.
Statements of Operations and Retained Earnings (Accumulated Deficit)

                                                  Nine month
                                                 period ended     Year ended
                                                 September 30,    December 31,
                                                     1995             1994
                                                 ------------    ------------
Sales                                            $  9,007,461    $  8,244,721
                                                 ------------    ------------


Direct costs and expenses:
Cost of sales                                       6,764,942       6,417,395
Operating expenses                                  1,159,168       1,133,298
Overhead charges from parent (Note 9)               1,139,560         803,280
                                                 ------------    ------------
     Total direct costs and expenses                9,063,670       8,353,973
                                                 ------------    ------------

                                                      (56,209)       (109,252)
                                                 ------------    ------------

Other income (expense):
  Interest income                                       6,632           8,975
                                                 ------------    ------------
  Other income (expense)                                6,632           8,975
                                                 ------------    ------------

Loss before provision for income taxes                (49,577)       (100,277)

Income tax provision                                   15,000          14,740
                                                 ------------    ------------

     Net loss                                         (64,577)       (115,017)


Retained earnings, beginning of year                   18,556         133,573
                                                 ------------    ------------
     Retained earnings(accumulated deficit),
       end of period                             $    (46,021)   $     18,556
                                                 ============    ============


The accompanying notes are an integral part of the financial statements.

COMFORCE Global, Inc.
Statements of Cash Flows


                                                   Nine month
                                                  period ended    Year ended
                                                  September 30,   December 31,
                                                      1995            1994
                                                 ------------    ------------

Cash flows from operating activities:
 Net (loss) income                               $    (64,577)   $   (115,017)
 Adjustments to reconcile net income to cash
  flows provided by operating activities:
    Depreciation                                        18,836         10,173
    Amortization                                       123,229        164,305
    Changes in operating assets and liabilities:
     Accounts receivable                              (146,076)      (256,348)
     Unbilled accounts receivable                     (120,833)      (158,793)
     Prepaid expenses                                    9,491         (9,186)
     Deposits                                           10,986        (24,360)
     Accounts payable                                   15,078         22,645
     Accrued liabilities                               193,877        139,216
     Accounts payable - parent                         800,749        178,106
     Income taxes payable                              (24,453)       (18,657)
     Accounts payable - affiliate                          894         30,086
                                                  ------------   ------------
       Net cash provided by (used in)
         operating activities                          817,201        (37,830)
                                                  ------------   ------------

Cash flows from investing activities:
 Purchase of property and equipment                    (56,667)       (54,318)
                                                  ------------   ------------
       Net cash used in investing activities           (56,667)       (54,318)
                                                  ------------   ------------

       Net increase (decrease) in cash
         and cash equivalents                          760,534        (92,148)
                                                  ------------   ------------

Cash and cash equivalents, beginning of year           426,334        518,482
                                                  ------------   ------------

Cash and cash equivalents, end of period          $  1,186,868   $    426,334
                                                  ============   ============

Cash paid for:
 Income taxes                                     $     35,371   $     51,884
                                                  ============   ============


The accompanying notes are an integral part of the financial statements.

COMFORCE Global, Inc.
Notes to Combined Financial Statements


1.       Description of Business:

Comforce Global, Inc. (formerly Spectrum Global Services, Inc.) (the
"Company"), a Delaware Corporation, became a wholly owned subsidiary of Spectrum Information Technologies, Inc. through an acquisition of the Company's assets on October 31, 1993. On October 17, 1995, 100% of the stock of Spectrum Global Services, Inc. was sold to The Lori Corporation (now know as COMFORCE Corporation) ("Lori"), at which time the Company changed its name to COMFORCE Global, Inc.. The Company provides telecommunications and computing staffing and consulting services worldwide.

2.       Summary of Significant Accounting Policies:

Revenue Recognition

Revenue for providing staffing services is recognized at the time such services are rendered.

Cash and Cash Equivalents

Cash and cash equivalents include highly liquid short-term investments with an original maturity of three months or less. Cash equivalents consists primarily of money market funds.

Accounts Receivable and Unbilled Accounts  Receivable

Accounts receivable consists of those amounts due to the Company for staffing services rendered to various customers. Accrued revenue consists of revenues earned and recoverable costs for which billings have not yet been presented to the customers as of the balance sheet dates.

Property and Equipment

Property and equipment are stated at cost. Expenditures for maintenance and repairs are charged to operations as incurred. Expenditures for betterments and major renewals are capitalized. The cost of assets sold or retired and the related amounts of accumulated depreciation are eliminated from the accounts in the year of disposal, with any resulting profit or loss included in income. Depreciation and amortization of assets are provided using the straight-line method over the estimated useful life of the asset.

Intangibles

Goodwill is amortized over 15 years on a straight line basis.

Income Taxes

Effective January 1, 1994, the Company adopted the provisions of Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes" ("SFAS No. 109"). SFAS No. 109 requires recognition of deferred tax liabilities and assets for the expected future tax consequences of events that have been included in the financial statements or tax returns. Under this method, deferred tax liabilities and assets are determined based on the difference between the financial statement and tax bases of assets and liabilities using enacted tax rates in effect for the year in which the differences are expected to reverse. A valuation allowance is recorded to reduce deferred tax assets to their expected realizable value. The cumulative effect of implementing SFAS No.
109 as of January 1, 1994 was not significant.

3.       Purchase of Assets:

On October 31, 1993, Spectrum Information Technologies, Inc. purchased the assets and assumed the liabilities of the Company (then known as Yield Industries, Inc.) and Wintec Corporation ("Wintec"). Subsequent to this, the name was changed to Spectrum Global Services, Inc. The acquisition has been accounted for as a purchase. The fair value of the assets acquired, including goodwill, was $4,120,000 and liabilities assumed totaled $199,000. Goodwill of approximately $2,465,000 is being amortized over 15 years on a straight-line basis.

4.       Property and Equipment:

Property and equipment are summarized as follows:

                                            Life of
                                           equipment       1995         1994
                                           ---------    ---------   ---------


     Office equipment                      3-5 years    $  61,311   $  37,211
     Furniture and fixtures                 5-years        65,144      32,577
                                                        ---------   ---------
                                                          126,455      69,788
       Less, accumulated depreciation                      32,747      13,911
                                                        ---------   ---------
                                                        $  93,708   $  55,877
                                                        =========   =========

5.       Income Taxes:
The provision for income taxes of $15,000 for the nine months ended September 30, 1995 and $14,740 for the year ended December 31, 1994 reflects minimum state and local income taxes as the Company has state net operating losses on separate Company returns. The Company files its federal income tax return as part of its parent's consolidated return. Due to significant losses of the parent, the Company has provided a full valuation on the potential future benefit from its federal net operating losses. Net losses for financial reporting purposes do not differ significantly from net losses for income tax purposes.

6.       Concentration of Credit Risk:
The Company's accounts receivable as of September 30, 1995 and December 31, 1994 consist primarily of amounts due from telecommunication companies. As a result, the collectibility of these receivables is dependent, to an extent, upon the economic condition of the telecommunications industry. At September 30, 1995 and December 31, 1994, the Company had four customers with accounts receivable balances that aggregated 48% and 46%, respectively, of the Company's total accounts receivable. Percentages of total revenues from significant customers for the nine month period ended September 30, 1995 and the year ended December 31, 1994 are summarized as follows:

                                        September 30,  December  31,
                                            1995           1994
                                        ------------   ------------

          Customer 1                         19.2%         19.9%
          Customer 2                         12.9%         12.8%
          Customer 3                         10.5%          9.9%


The Company maintains cash in bank accounts which at times may exceed federally insured limits. The Company has not experienced any losses in such accounts and believes they are not exposed to any significant credit risk on their cash balances. The Company believes it mitigates such risk by investing its cash through major financial institutions.

7.      Accrued Expenses:

Accrued expenses consist of the following:
                                                  1995          1994
                                              ------------   ------------

  Payroll and payroll taxes                   $    274,864   $    143,449
  Workers' compensation                             70,000         70,000
  Professional fees                                 42,408          7,531
  Vacation                                          27,595          8,723
  Other                                              8,713
                                              ------------   ------------
                                              $    423,580   $    229,703
                                              ============   ============

8.       Commitments and Contingencies:

Leases

At  September  30,  1995,   future  minimum  annual  rental   commitments  under
noncancelable operating leases are as follows:

     1996                         $   57,388
     1997                             58,583
     1998                             60,703
     1999                             62,913
     2000                             54,111
                                  ----------
                                  $  293,698
                                  ==========

Total rent expense for the nine month period ended September 30, 1995 and the year ended December 31, 1994 was $25,627 and $46,498, respectively.

9.       Charges From Parent:

For the nine months ended September 30, 1995 and the year ended December 31, 1994, approximately $1,139,560 and $803,280, respectively, was charged to the Company by its parent, Spectrum Information Technologies, Inc. as a management charge which reflects an allocation of corporate overhead. Management expects that such charges will no longer continue as a result of the sale of the Company to Lori. Such charges may not represent expenses that would have been incurred had the Company operated as a stand-alone entity. In addition, the Company was charged by its parent company for insurance, rent, payroll, professional fees, and other miscellaneous office expenses. Such charges amounted to $236,808 and $506,113 for the nine month period ended September 30, 1995 and for the year ended December 31, 1994, respectively, and are included in general and administrative expenses. The Company purchased furniture and equipment and was charged miscellaneous office expenses from its affiliates. Such charges amount to $1,014 and $29,967 in 1995 and 1994, respectively.

10.      Other Matters:

On January 26, 1995, Spectrum Information Technologies, Inc., filed petition for relief under Chapter 11 of the Bankruptcy Code (the Company was not included in such filing). The sale of the stock of the Company to Lori on October 17, 1995 was formally approved by the bankruptcy court.

Item 7(b)                Pro Forma Financial Information

The following unaudited pro forma consolidated balance sheet at September 30, 1995 presents the financial position of COMFORCE Corporation (formerly The Lori Corporation) ("Lori" or the "Company") at September 30, 1995 as if the acquisition of COMFORCE Global, Inc. (formerly Spectrum Global Services, Inc.) ("COMFORCE Global") and the related private placement of Lori common shares (proceeds used to finance the acquisition) had been consummated as of September 30, 1995. The unaudited pro forma consolidated statements of operations for the nine months ended September 30, 1995 and the year ended December 31,1994, present the Company's results of operations as if the acquisition of COMFORCE Global and the related private placement of Lori common shares had been consummated as of January 1, 1994.

                              COMFORCE Corporation
                         (formerly The Lori Corporation)
                             PRO FORMA BALANCE SHEET
                               September 30, 1995
                            (Unaudited in thousands)

                                                                                         COMFORCE      Pro Forma      Pro Forma
                                                                        Historical        Global       Adjustments   Consolidated
                                                                        ----------       -------      -----------   ------------

Current assets ...............................................                                        $ (6,498)(B)
   Cash ......................................................             $     2       $ 1,187         5,700 (A)   $       391
   Accounts receivable .......................................                             1,882                           1,882
   Assets of discontinued operations held for disposal .......               4,488                                         4,488
   Other current assets ......................................                  35            23                              58
                                                                           -------       -------                         -------
                                                                             4,525         3,092                           6,819
                                                                           -------       -------                         -------
Property, plant and equipment, net ...........................                                94                              94

                                                                                                        (7,991)(C)
Investment in Yield ..........................................                 753                       7,238 (B)
Other noncurrent assets ......................................                                14                              14
Goodwill, net ................................................                             2,150         2,652 (C)         4,208
                                                                           -------       -------       -------           -------
     Total assets ............................................             $ 5,278       $ 5,350       $ 1,101           $11,729
                                                                           =======       =======       =======           =======
Current liabilities
   Notes payable .............................................             $ 2,586                     $(2,086)(E)       $   500
   Accounts payable ..........................................                 736       $    43          (541)(E)           238
   Accrued liabilities .......................................                 476           424          (125)(E)           775
   Due from ARTRA ............................................                 (76)                         76 (E)
   Due to related parties ....................................                             1,009        (1,009)(C)
   Obligations expected to be settled
      by the issuance of common stock ........................               3,000                      (3,000)(D)
   Liabilities of discontinued operations held for disposal ..               4,517                                         4,517
                                                                           -------       -------                         -------
               Total current liabilities .....................              11,239         1,476                           6,030
                                                                           -------       -------                         -------
Other noncurrent liabilities .................................                 955                        (955)(E)           --
                                                                           -------                                       -------
Commitments and contingencies

Shareholders'  Equity  (Deficit)
  Preferred stock ............................................              19,515                     (19,515)(F)           --

                                                                                                             1 (F)
                                                                                                            32 (D)
                                                                                                             4 (B)
  Common stock ...............................................                  36                          19 (A)            92

                                                                                                        19,514 (F)
                                                                                                         2,968 (D)
                                                                                                         3,631 (E)
                                                                                                           736 (B)
                                                                                                        (4,376)(C)
  Additional paid-in capital .................................              66,123         3,920         5,681 (A)        98,197

  Accumulated deficit ........................................             (92,590)          (46)           46 (C)       (92,590)
                                                                           -------       -------                         -------
                                                                            (6,916)        3,874                           6,155
                                                                           -------       -------       -------           -------
                                                                           $ 5,278       $ 5,350       $ 1,101           $11,729
                                                                           =======       =======       =======           =======

Pro forma adjustments to the unaudited consolidated balance sheet consist of:

     (A) Record private placement of 1.9 million Lori common shares at $3.00 per share to fund COMFORCE Global acquisition.
     (B) Record acquisition of COMFORCE Global and reflect related acquisition costs. Cash transferred to seller at closing of $5,788,000 and fees and associated closing costs of $1,450,000.
     (C) Eliminate investment in COMFORCE Global and adjust goodwill arising from the acquisition. Obligations due to related parties were excluded as they were not assumed by the purchaser.
     (D) Issue Lori common stock to settle obligations accrued in July 1995 pertaining to the 35% interest in the Company issued to certain individuals to manage the Company's entry into and development of the telecommunications and computer technical staffing services business.
     (E) Lori liabilities to be assumed by ARTRA GROUP Incorporated ("ARTRA").
     (F) Exchange ARTRA's preferred stock for 100,000 common shares.

                              COMFORCE Corporation
                         (formerly The Lori Corporation)
                        Pro Forma Statement Of Operations
                  For the Nine Months ended September 30, 1995
                 (Unaudited in thousands, except per share data)

                                                                         COMFORCE   Pro Forma      Pro Forma
                                                        Historical       Global      Adjustments   Consolidated
                                                        ----------       -------      -----------   ------------
Net sales .........................................        $   --        $ 9,007                     $     9,007
                                                           -------       -------                         -------

Costs and expenses:
   Cost of goods sold .............................            --          6,765                           6,765
   Selling, general and administrative ............          3,265         1,017                           4,282
   Spectrum corporate administrative costs (C).....            --          1,140                           1,140
   Depreciation and amortization ..................            --            142        $    98 (A)          240
                                                           -------       -------        -------          -------
                                                             3,265         9,064             98           12,427
                                                           -------       -------        -------          -------

Operating loss ....................................         (3,265)          (57)           (98)          (3,420)
                                                           -------       -------        -------          -------
Other income (expense):
   Interest expense, net ..........................           (410)            7            410 (B)            7
                                                           --------      -------        -------          -------
                                                              (410)            7            410                7
                                                           -------       -------        -------          -------

Loss from continuing operations before income taxes         (3,675)          (50)           312           (3,413)
Provision for income taxes ........................            --            (15)          (125)            (140)
                                                           -------       -------        -------          -------
Loss from continuing operations ...................        $(3,675)      $  (65)        $   187          $(3,553)
                                                           =======       ======         =======          =======

Loss per share from continuing operations                  $ (1.14)                                      $  (.40)
                                                           =======                                       =======
Weighted average shares outstanding                          3,321                                         8,791
                                                           =======                                       =======

Pro forma adjustments to the unaudited consolidated statement of operations:

     (A)  Amortization of goodwill arising from the COMFORCE Global acquisition.
     (B) Reverse interest expense on notes and other liabilities assumed by ARTRA. The interest adjustment in 1995 was for interest on notes directly related to Lori activities and were incurred in
          1995.  These  liabilities  were  not  outstanding   during  1994  and,
          accordingly, a similiar interest adjustment is not required.
     (C) Corporate administrative charges from COMFORCE Global's former parent, Spectrum Information Technologies, Inc. The amount of these administrative charges may not be representative of costs to be incurred by COMFORCE Global on a stand alone basis.
     (D) Pro forma weighted average shares outstanding includes Lori shares issued in the private placement that funded the COMFORCE Global transaction, Lori shares issued for fees and costs associated with the COMFORCE Global acquisition and Lori shares issued to settle obligations accrued at September 30, 1995. Current management has questioned its obligation to issue 250,000 of these shares. However, for purposes of presenting earnings per share data, these shares are treated as being issued and outstanding pending resolution of the matter.

                              COMFORCE Corporation
                         (formerly The Lori Corporation)
                        Pro Forma Statement Of Operations
                      For the year ended December 31, 1994
                 (Unaudited in thousands, except per share data)


                                                                            COMFORCE     Pro Forma      Pro Forma
                                                           Historical       Global       Adjustments   Consolidated
                                                           ----------       -------      -----------   ------------

Net sales .........................................           $   --        $ 8,245                     $     8,245
                                                              -------       -------                         -------

Costs and expenses:
   Cost of goods sold .............................               --          6,418                           6,418
   Selling, general and administrative ............               966           959                           1,925
   Spectrum corporate administrative costs (B).....               --            803                             803
   Depreciation and amortization ..................               --            174        $    66 (A)          240
                                                              -------       -------        -------          -------
                                                                  966         8,354             66            9,386
                                                              -------       -------        -------          -------

Operating loss ....................................              (966)         (109)           (66)          (1,141)
                                                              -------       -------        -------          -------
Other income (expense):
   Interest expense, net ..........................            (1,316)            9                          (1,307)
                                                              -------       -------        -------          -------
                                                               (1,316)            9                          (1,307)
                                                              -------       -------        -------          -------

Loss from continuing operations before income taxes            (2,282)         (100)           (66)          (2,448)
Provision for income taxes ........................               --            (15)            26               11
                                                              -------       -------        -------          -------
Loss from continuing operations ...................           $(2,282)      $ (115)        $   (40)         $(2,437)
                                                              =======       =======        =======          =======

Loss per share from continuing operations                     $  (.71)                                      $  (.28)
                                                              =======                                       =======
Weighted average shares outstanding                             3,195                                         8,765
                                                              =======                                       =======

Pro forma adjustments to the unaudited consolidated statement of operations:

     (A)  Amortization of goodwill arising from the COMFORCE Global acquisition.
     (B) Corporate administrative charges from COMFORCE Global's former parent, Spectrum Information Technologies, Inc. The amount of these administrative charges may not be representative of costs to be incurred by COMFORCE Global on a stand alone basis.
     (C) Pro forma weighted average shares outstanding includes Lori shares issued in the private placement that funded the COMFORCE Global transaction, Lori shares issued for fees and costs associated with the COMFORCE Global acquisition and Lori shares issued to settle obligations accrued at September 30, 1995. Current management has questioned its obligation to issue 250,000 of these shares. However, for purposes of presenting earnings per share data, these shares are treated as being issued and outstanding pending resolution of the matter.

                                   SIGNATURES



Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunder duly authorized.






                                              COMFORCE CORPORATION
                                              --------------------
                                                   Registrant







Dated:  September 24, 1996                          Andrew Reiben
- --------------------------         --------------------------------------------
                                   Director of Finance/Chief Accounting Officer